Exhibit 99.1
Designer Brands Inc. Reports Fourth Quarter and Fiscal Year 2020 Financial Results
Sequential improvement in results continued in the fourth quarter
Athletic comparable sales in the U.S. Retail segment were up 19% in fourth quarter fiscal 2020, improved from the 5% increase in the third quarter of this year

COLUMBUS, Ohio, March 16, 2021 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of North America's largest designers, producers and retailers of footwear and accessories, announced financial results for the three months ended and fiscal year ended January 30, 2021, compared to the three months ended and fiscal year ended February 1, 2020.

Chief Executive Officer Roger Rawlins, stated, "Designer Brands’ fourth quarter continues our story of sequential improvement in unprecedented market conditions. I am proud of our team’s exceptional execution of our near-term strategy as we continued to pivot our assortment to athleisure and kids, focused on the Top 50 brands in footwear and leaned even further into our digital-first capabilities.

In 2021, Designer Brands will further stabilize our business by continuing to invest in the premier footwear brands our consumers demand, improving our digital and omni-channel capabilities and leveraging our ability to design and source goods. When demand shifts back to dress and seasonal, our Camuto team will be well-prepared to capitalize on our historical success in these categories while protecting our newly captured market share in the athletic segment. We have a significant amount of inventory open to buy and the capability to flex our business as customer preferences evolve, making us a dominant player with room to grow as the market recovers."

Fourth Quarter Operating Results
•Net sales decreased 26.6% to $609.4 million in the fourth quarter of fiscal 2020 compared to the same period last year.
•Comparable sales decreased by 20.1% compared to last year’s 0.7% increase.
•Gross profit decreased to $135.0 million in the fourth quarter of fiscal 2020 versus $205.9 million last year, and gross margin as a percentage of net sales was 22.2% as compared to 24.8% last year. The decrease in the gross profit rate was primarily driven by the significant reduction in customer traffic with the continuing impact of the coronavirus disease ("COVID-19") outbreak resulting in lower sales volume.
•Reported operating expenses were down 8.3% to $201.6 million versus last year and the reported operating expenses as a percentage of net sales was 33.1%, above last year's level of 26.5%, due to a significantly lower sales volume.
•Reported net loss was $134.0 million, or $1.85 loss per diluted share, including net charges of $1.32 per diluted share from adjusted items primarily related to impairment and restructuring charges and the valuation allowance established against deferred tax assets.
•Adjusted net loss was $38.6 million, or $0.53 loss per diluted share.

Full Year Operating Results
•Net sales decreased 36.0% to $2.2 billion in fiscal 2020 compared to the same period last year.
•Comparable sales decreased by 34.2% compared to last year’s 0.8% increase.
•Gross profit decreased to $311.2 million in fiscal 2020 versus $999.7 million last year, and gross margin as a percentage of net sales was 13.9% as compared to 28.6% last year. The decline in gross margin was a result of elevated markdown activity during the year in addition to increased shipping expense with higher digital penetration and deleverage on occupancy, fixed distribution costs, and royalty expense related to the decline in net sales.
•Reported operating expenses were down 13.9% to $753.3 million versus last year and the reported operating expenses as a percentage of net sales was 33.7%, above last year's level of 25.1%.
•Reported net loss was $488.7 million, or $6.77 loss per diluted share, including net charges of $2.87 per diluted share from adjusted items primarily related to impairment and restructuring charges, a settlement gain with a vendor, and the valuation allowance established against deferred tax assets.
•Adjusted net loss was $281.7 million, or $3.90 loss per diluted share.

Liquidity Highlights
•Cash and investments totaled $59.6 million compared to $111.5 million at the end of fiscal 2019, with $294.7 million available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $334.8 million at the end of fiscal 2020 compared to $190.0 million debt outstanding for the same period last year.
•The Company ended the year with inventories of $473.2 million, down 25.2% compared to the same period last year, primarily due to strong inventory controls.

Store Openings and Closings
During fiscal 2020, we opened six stores and closed eight stores in the U.S. resulting in a total of 519 U.S. stores. In Canada, we opened two stores and closed three stores resulting in 144 Canadian stores.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-317-6003, or the international dial in, 412-317-6061, and reference conference ID number 4069853 approximately ten minutes prior to the start of the call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://www.webcaster4.com/Webcast/Page/1213/40165
For those unable to listen to the live webcast, an archived version will be available at the same location until March 31, 2021. A replay of the teleconference will be available until March 30, 2021 by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 10152724

About Designer Brands
Designer Brands is one of North America’s largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 700 locations under the DSW Designer Shoe Warehouse®, The Shoe Company® and Shoe Warehouse® banners. The Company designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 stores worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business and footwear and handbag licenses for Lucky Brand®. In partnership with a joint venture with Authentic Brands Group, the Company also owns a stake in Vince Camuto®, Louise et Cie®, and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainty related to the continued outbreak of COVID-19, any future COVID-19 resurgence, and any adverse public health developments; risks related to losses or disruptions associated with our distribution systems, including our distribution and fulfillment centers and our stores, whether as a result of COVID-19, reliance on third-party vendors, or otherwise; our ability to protect the health and safety of our associates and our customers, which may be affected by current or future government regulations related to stay-at-home orders and orders related to the operation of non-essential businesses; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, compliance and other risks, and fluctuations in foreign currency exchange rates; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; risks related to restrictions on our ABL Revolver and senior secured term loan that could limit our ability to fund operations; our reliance on our loyalty programs and marketing to drive traffic, sales and customer loyalty; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to comply with privacy laws and regulations, as well as other legal obligations; our ability to protect our reputation and to maintain the brands we license; uncertain general economic, political and social conditions and the related impacts to consumer discretionary spending; our competitiveness with respect to style, price, brand availability and customer service; our ability to provide customers cost-effective shopping platforms; and uncertainty related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's latest Annual Report on Form 10-K or other reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended		Change
(dollars in thousands)	January 30, 2021	February 1, 2020	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$527,372	$658,860	$(131,488)	(20.0)%	(19.7)%
Canada Retail	42,150	57,596	(15,446)	(26.8)%	(27.6)%
Brand Portfolio	52,170	103,296	(51,126)	(49.5)%	3.2%
Other	—	28,155	(28,155)	(100.0)%	NA
Total segment net sales	621,692	847,907	(226,215)	(26.7)%	(20.1)%
Elimination of intersegment net sales	(12,340)	(18,287)	5,947	(32.5)%
Net sales	$609,352	$829,620	$(220,268)	(26.6)%

NA - Not applicable

	Twelve months ended		Change
(dollars in thousands)	January 30, 2021	February 1, 2020	Amount	%	Comparable Sales %
Segment net sales:
U.S. Retail	$1,800,323	$2,745,395	$(945,072)	(34.4)%	(34.9)%
Canada Retail	182,659	249,017	(66,358)	(26.6)%	(26.0)%
Brand Portfolio	248,646	448,285	(199,639)	(44.5)%	38.2%
Other	62,909	122,090	(59,181)	(48.5)%	(50.4)%
Total segment net sales	2,294,537	3,564,787	(1,270,250)	(35.6)%	(34.2)%
Elimination of intersegment net sales	(59,818)	(72,100)	12,282	(17.0)%
Net sales	$2,234,719	$3,492,687	$(1,257,968)	(36.0)%

Store Count
	January 30, 2021	February 1, 2020
U.S. Retail segment - DSW stores	519	521
Canada Retail segment:
The Shoe Company / Shoe Warehouse stores	117	118
DSW stores	27	27
	144	145
Total number of stores	663	666

Gross Profit
	Three months ended
	January 30, 2021		February 1, 2020		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$117,980	22.4%	$167,620	25.4%	$(49,640)	(29.6)%	(300)
Canada Retail	6,407	15.2%	14,679	25.5%	$(8,272)	(56.4)%	(1,030)
Brand Portfolio	11,801	22.6%	20,861	20.2%	$(9,060)	(43.4)%	240
Other	—	NM	4,422	15.7%	NM	NM	NM
	136,188		207,582
Elimination of intersegment gross profit	(1,185)		(1,726)
Gross profit	$135,003	22.2%	$205,856	24.8%	$(70,853)	(34.4)%	(260)

NM - Not meaningful

	Twelve months ended
	January 30, 2021		February 1, 2020		Change
(dollars in thousands)	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$242,786	13.5%	$786,976	28.7%	$(544,190)	(69.1)%	(1,520)
Canada Retail	28,651	15.7%	79,850	32.1%	$(51,199)	(64.1)%	(1,640)
Brand Portfolio	36,393	14.6%	114,170	25.5%	$(77,777)	(68.1)%	(1,090)
Other	962	1.5%	26,065	21.3%	$(25,103)	(96.3)%	(1,980)
	308,792		1,007,061
Elimination of intersegment gross loss (profit)	2,449		(7,391)
Gross profit	$311,241	13.9%	$999,670	28.6%	$(688,429)	(68.9)%	(1,470)

Intersegment Eliminations
	Three months ended		Change
(dollars in thousands)	January 30, 2021	February 1, 2020	Amount	%
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(12,340)	$(18,287)	$5,947	(32.5)%
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	7,912	11,787	(3,875)	(32.9)%
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	3,243	4,774	(1,531)	(32.1)%
Gross profit	$(1,185)	$(1,726)	$541	(31.3)%

	Twelve months ended		Change
(dollars in thousands)	January 30, 2021	February 1, 2020	Amount	%
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(59,818)	$(72,100)	$12,282	(17.0)%
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	42,028	51,068	(9,040)	(17.7)%
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	20,239	13,641	6,598	48.4%
Gross loss (profit)	$2,449	$(7,391)	$9,840	NM

NM - Not meaningful

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net sales	$609,352	$829,620	$2,234,719	$3,492,687
Cost of sales	(474,349)	(623,764)	(1,923,478)	(2,493,017)
Gross profit	135,003	205,856	311,241	999,670
Operating expenses	(201,566)	(219,761)	(753,278)	(874,749)
Income from equity investment in ABG-Camuto	3,004	2,795	9,329	10,149
Impairment charges	(4,243)	(2,947)	(153,606)	(7,771)
Operating profit (loss)	(67,802)	(14,057)	(586,314)	127,299
Interest expense, net	(8,739)	(1,408)	(23,694)	(7,355)
Non-operating income (expenses), net	681	(42)	1,361	(170)
Income (loss) before income taxes	(75,860)	(15,507)	(608,647)	119,774
Income tax benefit (provision)	(58,144)	7,943	119,928	(25,277)
Net income (loss)	$(134,004)	$(7,564)	$(488,719)	$94,497
Diluted earnings (loss) per share	$(1.85)	$(0.11)	$(6.77)	$1.27
Weighted average diluted shares	72,389	71,753	72,198	74,605

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	January 30, 2021	February 1, 2020
ASSETS
Cash and cash equivalents	$59,581	$86,564
Investments	—	24,974
Receivables, net	196,049	89,151
Inventories	473,183	632,587
Prepaid expenses and other current assets	51,772	67,534
Total current assets	780,585	900,810
Property and equipment, net	296,469	395,009
Operating lease assets	700,481	918,801
Goodwill	93,655	113,644
Intangible assets, net	15,635	22,846
Deferred tax assets	—	31,863
Equity investment in ABG-Camuto	58,598	57,760
Other assets	31,172	24,337
Total assets	$1,976,595	$2,465,070
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$245,071	$299,072
Accrued expenses	200,326	194,264
Current maturities of long-term debt	62,500	—
Current operating lease liabilities	244,786	186,695
Total current liabilities	752,683	680,031
Long-term debt	272,319	190,000
Non-current operating lease liabilities	677,735	846,584
Other non-current liabilities	30,841	27,541
Total shareholders' equity	243,017	720,914
Total liabilities and shareholders' equity	$1,976,595	$2,465,070

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Twelve months ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Reported net income (loss)	$(134,004)	$(7,564)	$(488,719)	$94,497
Pre-tax Adjustments:
Included in operating expenses:
Integration and restructuring expenses	6,601	4,148	17,620	17,722
Impairment charges	4,243	2,947	153,606	7,771
Gain on settlement	—	—	(8,990)	—
Included in non-operating expenses, net -
Foreign currency transaction losses (gains)	(680)	43	(1,048)	259
Total pre-tax adjustments	10,164	7,138	161,188	25,752
Tax effect of adjustments	(2,379)	(3,404)	(41,698)	(6,664)
Valuation allowance on deferred tax assets	87,579	(3,949)	87,579	(3,949)
Total adjustments, after tax	95,364	(215)	207,069	15,139
Adjusted net income (loss)	$(38,640)	$(7,779)	$(281,650)	$109,636
Reported diluted earnings (loss) per share	$(1.85)	$(0.11)	$(6.77)	$1.27
Adjusted diluted earnings (loss) per share	$(0.53)	$(0.11)	$(3.90)	$1.47

Non-GAAP Measures
In addition to diluted earnings (loss) per share and net income (loss) determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses adjusted diluted earnings (loss) per share and adjusted net income (loss), which adjust for the effects of (1) integration and restructuring expenses; (2) impairment charges; (3) gain on settlement; (4) foreign currency transaction losses (gains); (5) the net tax effect of such items; and (6) valuation allowance recorded on deferred tax assets. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Revised Non-GAAP Measures
Beginning with the fourth quarter of fiscal 2020, the Company has revised its determination of adjusted diluted earnings (loss) per share and adjusted net income (loss) by (1) eliminating the immaterial adjustments related to COVID-19 incremental costs (credits), net, and amortization of intangible assets; and (2) including an adjustment to remove the impact of the valuation allowance against deferred tax assets. These revisions are intended to align with how management will evaluate the performance of the business going forward. The Company has recast its historical fiscal 2019 non-GAAP financial measures of adjusted diluted earnings (loss) per share and adjusted net income (loss) to conform to the revised fiscal 2020 presentation as set forth in the table above.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com